Exhibit 99.1

PTC Therapeutics Board of Directors Authorizes $500 Million

Share Repurchase Program

WARREN, N.J., Nov. 3, 2026 – PTC Therapeutics, Inc., (NASDAQ: PTCT) today announced that its Board of Directors has authorized a share repurchase program under which PTC may repurchase up to $500 million of the Company’s outstanding shares of common stock, subject to market conditions.

“The share repurchase program reflects our deep conviction in the strength of the Company and the prospects for near- and long-term growth,” said Matthew B. Klein, M.D., Chief Executive Officer. “We are investing in PTC at a time when our shares provide a compelling opportunity while still maintaining the financial flexibility to support existing programs and pursue potential value creative business development transactions.”

Under the authorization, share repurchases may be made from time to time at management's discretion through a variety of methods, such as open-market transactions including pre-set trading plans, privately negotiated transactions, accelerated share repurchases, and other transactions in accordance with applicable securities laws.

About PTC Therapeutics, Inc.

PTC is a global biopharmaceutical company dedicated to the discovery, development and commercialization of clinically differentiated medicines for children and adults living with rare disorders. PTC is advancing a robust and diversified pipeline of transformative medicines as part of its mission to provide access to best-in-class treatments for patients with unmet medical needs. The company's strategy is to leverage its scientific expertise and global commercial infrastructure to optimize value for patients and other stakeholders. To learn more about PTC, please visit www.ptcbio.com and follow on LinkedIn, X, Facebook and Instagram.

For more information please contact:

Investors:

Ellen Cavaleri

+1 (615) 618-6228

ecavaleri@ptcbio.com

Media:

Jeanine Clemente

+1 (908) 912-9406

jclemente@ptcbio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including statements relating to our share repurchase program, including the timing, amount, and methods of any share repurchases; PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words, "guidance," "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," "aim," and similar expressions.

PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: the outcome of pricing, coverage and reimbursement negotiations with third party payors for PTC's products or product candidates that PTC commercializes or may commercialize in the future; expectations with respect to our share repurchase program; significant business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of PTC's products and product candidates; PTC's scientific approach and general development progress; the sufficiency of PTC's cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; and the factors discussed in the "Risk Factors" section of PTC's most recent Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors.

As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful.

The forward-looking statements contained herein represent PTC's views only as of the date of this press release and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.